UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2008 (November 21, 2008)

Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

860-669-8630
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Investor Presentation

From time to time, members of senior management of Connecticut Water Service, Inc. (the “Company”) present information about the Company to investors.  On December 4, 2008, a presentation was made to investors and other attendees in New York, N.Y. as part of the 12th Annual Water Utility Conference sponsored by the New York Society of Security Analysts.  Such presentation material may be presented to investors in the future.

A Copy of the Company’s investor presentation dated December 4, 2008 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Amendment to the CWC 401(k) Plan

On November 21, 2008, the Company’s Board of Directors approved an amendment to the amended and restated Savings Plan of The Connecticut Water Company, originally dated as of October 1, 2000, as amended to date (collectively, the “ CWC 401(k) Plan”).  The amendment revises the CWC 401(k) Plan as follows:

1)           to become a “safe harbor plan” within the meaning of Section 401(k) of the Internal Revenue Code of 1986 (the “IRC”);

2)           to eliminate the Company’s existing matching contribution (up to 50% of an employee’s compensation up to 4% of the total), effective January 1, 2009; and

3)           to establish Company non-elective contributions of three percent (3%) of compensation for all existing participants, and an additional contribution of one and one-half percent (1½%) of compensation for all employees hired on or after January 1, 2009.

The amendment to the CWC 401(k) Plan will be implemented by the execution of a formal amendment to the CWC 401(k) Plan which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2008.

Item 9.01                      Financial Statements and Exhibits

The following is filed herewith as an exhibit

(c)           Exhibits

99.1	Company investor presentation, dated December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: December 11, 2008	By: /s/ David C. Benoit David C. Benoit Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company investor presentation, dated December 4, 2008.